Exhibit 99.2
STATEMENT OF OPERATIONS GAAP TO CASH ADJUSTMENTS BY LINE ITEM
April 1, 2010 — June 30, 2010

	Global Generics Segment				Global Brands Segment
				Total				Total							Total
				Generic				Brand			(Gain) loss				After-
Statement of Operations	Cost of	Research &	Sales &	Segment	Cost of	Research &	Sales &	Segment	General &		on sale of	Interest	Total Pre-tax		tax
Line Item	Sales	Development	Marketing	Adjustments	Sales	Development	Marketing	Adjustments	Administrative	Amortization	assets	Expense	Adjustments	Tax Effect	Adjustments
($ In Millions)
Amortization	$—	$—	$—	$—	$—	$—	$—	$—	$—	$43.1	$—	$—	$43.1	$(9.5)	$33.6

Acquisition and licensing charges	—	—	—	—	—	—	—	—	2.0	—	—	6.8	8.8	(0.8)	8.0

Global supply chain initiative	12.2	2.8	—	15.0	—	—	—	—	0.5	—	—	—	15.5	(5.2)	10.3

Legal settlements	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Asset sales/impairments	—	—	—	—	—	—	—	—	—	—	0.1	—	0.1	—	0.1

(Gain) loss on securities	—	—	—	—	—	—	—	—	—	—	(1.4)	—	(1.4)	0.5	(0.9)

Segment Totals	$12.2	$2.8	$—	$15.0	$—	$—	$—	$—	$2.5	$43.1	$(1.3)	$6.8	$66.1	$(15.0)	$51.1

Other discrete tax items														(18.9)	(18.9)

Total Adjustment by Line Item
				Total			(Gain) loss
	Cost of	Research &	Sales &	Segment	General &		on sale of	Interest	Total Pre-tax
	Sales	Development	Marketing	Adjustments	Administrative	Amortization	assets	Expense	Adjustments
Totals by Line Item	$12.2	$2.8	$—	$15.0	$2.5	$43.1	$(1.3)	$6.8	$66.1	$(33.9)	$32.2